                               JOINT FILING STATEMENT

     Each of the undersigned hereby confirms that the foregoing Schedule 13D and all amendments thereto with respect to the shares of common stock, par value $1.00, of ERLY Industries, Inc. shall be filed on behalf of each of them, but shall not constitute an admission that a group exists, and, except as described in the foregoing Schedule 13D, each signatory hereto expressly disclaims membership in and the existence of a group consisting of some or all of the undersigned as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


                              KINGWOOD LAKES SOUTH, L.P., a
                              Texas Limited Partnership

                              By: TENZER COMPANY, INC., a
                                  Delaware corporation, as General Partner


March 31, 1995                By: /s/ Michael L. Tenzer
- ------------------------      --------------------------------------
Date                              Michael L. Tenzer
                                  Title: President

                              TENZER COMPANY, INC., a Delaware
                              corporation

March 31, 1995                By: /s/ Michael L. Tenzer
- ------------------------      -------------------------------------
Date                              Michael L. Tenzer
                                  Title: President

                              MICHAEL L. TENZER


March 31, 1995                /s/ Michael L. Tenzer
- ------------------------      ------------------------------------
Date                          Michael L. Tenzer